            As filed with the Securities and Exchange Commission on May 23, 1995
                                                       Registration No. 33-59107

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                PRE-EFFECTIVE
                               AMENDMENT NO. 1
                                      TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            75-1873956
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                         8080 North Central Expressway
                                   Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ---------

       JEANNETTE P. MEIER, ESQ.                     With a copy to:
      Executive Vice President,              CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel               Jackson & Walker, L.L.P.
       Sterling Software, Inc.                      901 Main Street
    8080 North Central Expressway                      Suite 6000
             Suite 1100                            Dallas, Texas 75202
        Dallas, Texas  75206                         (214) 953-5850
           (214) 891-8685


 (Name, address, including zip code, and
  telephone number, including area code,
        of agent for service)

                                  ---------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]



                                  ---------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
                                3,873,203 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling" or the "Company") of up to 3,873,203 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options (the "Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Company's Non-Statutory Stock Option Plan (as amended through April 26, 1995, the "Plan"). This Prospectus also relates to the offer and sale of up to 3,873,203 Shares by certain stockholders (the "Selling Stockholders") who hold Shares acquired upon the exercise of Options.

     The Shares may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, Selling Stockholders or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On May 19, 1995, the closing price of the Common Stock on the NYSE was $35 7/8. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $64,000.00.
                                ----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                The date of this Prospectus is __________, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act (the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock offered hereby. Copies of such Registration Statement are available from the Commission. Statements contained herein concerning the provisions of documents filed herewith as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and its telephone number at such address is (214) 891-8600.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1994, as amended by Form 10-K/A Amendment No. 1, filed January 25, 1995;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1994;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1995, as amended by Form 10-Q/A Amendment No. 1, filed May 19, 1995;

     (iv) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated November 30, 1994, filed December 15, 1994;

     (viii) Current Report on Form 8-K dated February 28, 1995, filed February 28, 1995; and

     (ix) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-108465), filed March 7, 1990.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the Shares offered hereby, except for proceeds from the exercise of the Options. The proceeds received by the Company upon exercise of the Options will be used for general corporate purposes, including, but not limited to, operating and working capital requirements.

                                SELLING STOCKHOLDERS

          This Prospectus covers the purchase from the Company of up to 3,873,203 Shares in the aggregate, by the holders of the Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares by certain stockholders who hold Shares acquired upon the exercise of Options upon the exercise thereof.

          Subject to the provisions of the Plan, a Stock Option Committee (the "Committee") appointed by the Board of Directors of the Company will determine from time to time the individuals from among the Company's key employees and advisors, including officers and directors (other than non-employee directors) of the Company, to whom Options will be granted and the number of shares of Common Stock to be covered by each Option. The purchase price of Common Stock subject to any Option granted pursuant to the Plan may not be less than the fair market value of the Common Stock on the date of grant. Options held by directors and executive officers of the Company are not transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee has the power to include in or amend any Option agreement held by a participant who is not a director or executive officer of the Company such provisions regarding transferability of the participant's Options as the Committee, in its sole discretion, deems to be appropriate. The Committee also has the power to include in each Option agreement such provisions regarding exercisability following termination of a participant's employment or service as a director (other than a non-employee director) or advisor for any reason (including termination due to death or disability) as the Committee, in its sole discretion, deems to be appropriate. Unless sooner terminated by action of the Board, the Plan will terminate on December 31, 2011, and no Options may be granted pursuant to the Plan after such date.


          The table below sets forth information concerning the Common Stock owned by the following Selling Stockholders, none of whom has, or within the past three years has had, any position, office or other material relationship with the Company, except as noted herein:

                                                                       Common Stock
                                                                        Offered for     Amount and
                                                       Ownership of       Selling       Percentage
                                                       Common Stock    Stockholders'    of Class of
                               Position with             Prior to      Account Upon       after
Name                            the Company            Offering (1)      Exercise      Offering (2)
----                            -----------            ------------      --------      ------------
Warner C. Blow           Executive Vice President         320,100            318,750      1,350*

Richard Connelly         Vice President and                30,688 (3)         20,000     10,688 (3)*
                         Controller

Robert J. Donachie       Director                          41,100             41,000        100*

George H. Ellis          Executive Vice President         332,500 (4)        259,500     73,000 (4)*
                         and Chief Financial
                         Officer

Werner L. Frank          Executive Vice President,        303,187 (5)        302,000      1,187 (5)*
                         Business Development

Michael C. French        Director                          65,800             65,000        800*

Albert K. Hoover         Vice President, Assistant         24,989 (6)          3,126     21,863 (6)*
                         Secretary and Assistant
                         General Counsel

M. Gene Konopik          Executive Vice President         159,812 (7)        108,000     51,812 (7)*

Jeannette P. Meier       Executive Vice President,        262,725 (8)        201,150     61,575 (8)*
                         Secretary and General
                         Counsel

Phillip A. Moore         Executive Vice President,        189,399 (9)        144,250     45,149 (9)*
                         Chief Technology Officer
                         and Director

A. Maria Smith           Executive Vice President         225,000 (10)       165,000     60,000 (10)*

Clive A. Smith           Executive Vice President         207,076 (11)       168,100     38,976 (11)*

Geno P. Tolari           Executive Vice President         250,000 (12)       150,000    100,000 (12)*

Anne Vahala              Vice President, Investor          65,876 (13)        41,000     24,876 (13)*
                         Relations

Sterling L. Williams     President, Chief Executive     1,454,000 (14)       500,000    954,000 (14)
                         Officer and Director                                               (4.0%)

Evan A. Wyly             Vice President and                92,754             40,000     52,754*
                         Director

-------------

*  Indicates shares held are less than 1% of class.

(1) Based on ownership as of April 30, 1995. Includes shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(2) Assumes the exercise of all Options granted under the Plan and the sale of the Common Stock acquired thereby.
(3) Includes 3,688 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(4) Includes 73,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(5) Includes 90 shares held in escrow in connection with the Company's acquisition of Knowledgeware, Inc.
(6) Includes 21,863 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(7) Includes 38,150 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 1,324 shares held in escrow in connection with the Company's acquisition of Knowledgeware, Inc.
(8) Includes 56,800 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(9) Includes 150 shares directly held by Mr. Moore's son and 13,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(10) Includes 60,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(11) Includes 38,976 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(12) Includes 100,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(13) Includes 24,876 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(14) Includes 950,000 shares purchasable pursuant to options not granted under the Plan, all of which are immediately exercisable.



                              PLAN OF DISTRIBUTION

          The Shares may be issued to the Selling Stockholders or any permitted transferees from time to time by the Company upon exercise of the Options. The Shares may be sold from time to time by any of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or such successors in interest and/or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

          The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.

          In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholders will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.

                                 LEGAL MATTERS

          Certain legal matters in connection with the validity of the securities offered hereby have been passed upon for the Company by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                EXPERTS

          The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1994, as amended by Form 10-K/A Amendment No. 1 filed January 25, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated by reference herein, which as to the year 1992, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

          The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

No person has been authorized in connection with the offering made hereby to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.
This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities to any person or by anyone in any jurisdiction where such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

        -----------------------------

               TABLE OF CONTENTS
               -----------------

                                        Page
                                        ----

Available Information................     2

Incorporation of Certain
   Documents by Reference............     2

Use of Proceeds......................     3

Selling Stockholders.................     4

Plan of Distribution.................     5

Legal Matters........................     6

Experts..............................     7




            3,873,203 SHARES



           STERLING SOFTWARE,
                  INC.



              COMMON STOCK



     --------------------------------


                PROSPECTUS


     ---------------------------------


                 __________, 1995

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 14.  Other Expenses of Issuance and Distribution.
                    -------------------------------------------

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Registrant, are as follows:


          Registration Fee.........................  $46,913.00
          Printing, Engraving and Filing Expenses..    6,000.00
          Accounting Fees and Expenses.............    5,000.00
          Legal Fees and Expenses..................    5,000.00
          Miscellaneous............................    1,087.00
                                                     ----------

          Total....................................  $64,000.00
                                                     ==========

    Item 15.  Indemnification of Directors and Officers.
              -----------------------------------------

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Item 16.  Exhibits.
              --------

    The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.


Exhibit
Number    Description of Exhibit
--------  ----------------------

1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant. (4)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.4 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.5       Restated Bylaws of the Registrant. (1)

4.6       Form of Common Stock Certificate. (2)

5         Opinion of Jackson & Walker, L.L.P. (3)

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP. (4)

23.2      Consent of Arthur Andersen LLP. (4)

23.3      Consent of Coopers & Lybrand L.L.P. (4)

23.4      Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
          Exhibit 5 to this Registration Statement). (3)

24        Power of Attorney. (3)

25        None.

26        None.

27        None.

28        None.

99 Form of Non-Statutory Stock Option Plan of the Registrant (as amended through April 26, 1995). (3)

---------------



(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(3) Previously filed.

(4) Filed herewith.

    Item 17.  Undertakings.
              ------------

    (a)    The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 22nd day of May, 1995.



                                            STERLING SOFTWARE, INC.



                                            By: /s/ Jeannette P. Meier
                                               --------------------------------

                                                Name: Jeannette P. Meier
                                                      -------------------------

                                                Title: Executive Vice President
                                                       ------------------------

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                              Title                Date
       ----------                              -----                ----

                                          President, Chief
    Sterling L. Williams*                 Executive Officer         May 22, 1995
-------------------------                    and Director
    Sterling L. Williams            (Principal Executive Officer)

                                      Executive Vice President
     George H. Ellis*                        and Chief              May 22, 1995
-------------------------                 Financial Officer
     George H. Ellis                  (Principal Financial and
                                        Accounting Officer)
        Sam Wyly*                                                   May 22, 1995
-------------------------                   Chairman of the
        Sam Wyly                          Board of Directors

    Charles J. Wyly, Jr.*                                           May 22, 1995
-------------------------                Vice Chairman of the
    Charles J. Wyly, Jr.                  Board of Directors

     Evan A. Wyly*                                                  May 22, 1995
-------------------------                 Vice President and
     Evan A. Wyly                              Director


-------------------------                      Director
   Michael C. French

    Robert J. Donachie*                                             May 22, 1995
-------------------------                Chairman of the Audit
    Robert J. Donachie                  Committee and Director


    Phillip A. Moore*                                               May 22, 1995
-------------------------                   Executive Vice
    Phillip A. Moore                          President,
                                       Chief Technology Officer
                                             and Director


-------------------------                      Director
    Robert E. Cook


-------------------------                      Director
  Donald R. Miller, Jr.


-------------------------                      Director
  Francis A. Tarkenton

*By: /s/ Jeannette P. Meier
     ------------------------
     Jeannette P. Meier
     Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibit
------    ----------------------

1         None.

2         None.

4.1       Certificate of Incorporation of the Registrant. (4)

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.4 Certificate of Amendment of Certificate of Incorporation of the Registrant. (4)

4.5       Restated Bylaws of the Registrant. (1)

4.6       Form of Common Stock Certificate. (2)

5         Opinion of Jackson & Walker, L.L.P. (3)

8         None.

12        None.

15        None.

23.1      Consent of Ernst & Young LLP. (4)

23.2      Consent of Arthur Andersen LLP. (4)

23.3      Consent of Coopers & Lybrand L.L.P. (4)

23.4 Consent of Jackson & Walker, L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement). (3)

24        Power of Attorney. (3)

25        None.

26        None.

27        None.

28        None.

99 Form of Non-Statutory Stock Option Plan of the Registrant (as amended through April 26, 1995). (3)

--------


(1) Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

(3) Previously filed.

(4) Filed herewith.